Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal 2015 Financial Results

Fourth Quarter Revenue up 61.9% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

March 3, 2015 - Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal fourth quarter and year ended January 31, 2015.

Revenue for the fourth quarter of fiscal 2015 was $64.7 million, up 61.9% from $40.0 million in the same period in fiscal 2014. For the fiscal year ended January 31, 2015, revenue was $218.3 million, up 38.5% from $157.6 million for the year ending January 31, 2014.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2015 was 64.1%, compared with 64.0% for the same period in fiscal 2014. For the year ended January 31, 2015, GAAP gross margin was 63.7%, compared with 63.4% for the year ended January 31, 2014.

GAAP net income for the fourth quarter of fiscal 2015 was $17.7 million, or $0.53 per diluted ordinary share, compared with GAAP net income of $5.5 million, or $0.18 per diluted ordinary share, for the same period in fiscal 2014. GAAP net income for the year ended January 31, 2015 was $50.6 million, or $1.57 per diluted ordinary share. This compares with GAAP net income of $25.7 million, or $0.85 per diluted ordinary share, for the year ended January 31, 2014.

Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2015 was 64.3%, compared with 64.1% for the same period in fiscal 2014. For the year ended January 31, 2015, non-GAAP gross margin was 63.9%, compared with 63.5% for the year ended January 31, 2014.

Non-GAAP net income for the fourth quarter of fiscal 2015 was $22.6 million, or $0.68 per diluted ordinary share. This compares with non-GAAP net income of $8.2 million, or $0.26 per diluted ordinary share, for the same period in fiscal 2014. Non-GAAP net income for the year ended January 31, 2015 was $64.4 million, or $2.00 per diluted ordinary share. This compares with non-GAAP net income of $33.2 million, or $1.10 per diluted ordinary share, for the year ended January 31, 2014.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the fourth fiscal quarter of 2015 was $208.0 million, compared with $143.4 million at the end of the same quarter a year ago.

“Our strong fourth quarter and fiscal year results reflect the steady expansion of our product offerings and customer growth across our core markets, as well as early growth in new markets,” said Fermi Wang, president and CEO. “During the fourth quarter we had strong year-over-year growth in our wearable, IP Security and automotive aftermarket revenues. Our revenue for the fiscal year was up 38.5% from last year, reflecting our commitment to developing leading edge technology that underpins the development of innovative video capture devices. We look forward to driving continued innovation in the year ahead.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss fourth quarter and fiscal 2015 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is 77019246. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of professional and consumer applications including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video processing solutions. Ambarella compression chips are also used in broadcasting TV programs worldwide.

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to our ability to develop new technology and products and the ability of our technology and product features to gain market acceptance and design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2014 fiscal year and Quarterly Report on Form 10-Q for our third quarter of fiscal year 2015, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
Revenue	$64,700	$39,967	$218,278	$157,608
Cost of revenue	23,255	14,405	79,142	57,761

Gross profit	41,445	25,562	139,136	99,847

Operating expenses:
Research and development	15,983	13,010	57,978	48,777
Selling, general and administrative	8,343	6,850	29,297	23,153

Total operating expenses	24,326	19,860	87,275	71,930
Income from operations	17,119	5,702	51,861	27,917
Other income (loss), net	47	6	175	(22)

Income before income taxes	17,166	5,708	52,036	27,895
Provision for income taxes	(508)	175	1,465	2,241

Net income	$17,674	$5,533	$50,571	$25,654

Net income per share attributable to ordinary shareholders:
Basic	$0.58	$0.19	$1.70	$0.93

Diluted	$0.53	$0.18	$1.57	$0.85

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	30,573,724	28,430,988	29,742,653	27,680,778

Diluted	33,074,033	31,430,522	32,278,127	30,172,563

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$129	$63	$343	$178
Research and development	3,072	1,628	8,654	4,887
Selling, general and administrative	2,384	1,184	6,695	3,470

Total stock-based compensation	$5,585	$2,875	$15,692	$8,535

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
	(unaudited)
GAAP net income	$17,674	$5,533	$50,571	$25,654
Two-class method - allocation to participating securities	(1)	(3)	(11)	(31)
Treasury stock method - additional allocation to ordinary shares	—	—	1	2

GAAP net income - diluted	$17,673	$5,530	$50,561	$25,625

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	4,919	2,648	13,866	7,558
Two-class method - additional allocation to participating securities	—	(2)	(3)	(9)
Treasury stock method - additional allocation to ordinary shares	—	1	—	1

Non-GAAP net income - diluted	$22,592	$8,177	$64,424	$33,175

GAAP - diluted weighted average shares	33,074,033	31,430,522	32,278,127	30,172,563
Non-GAAP - diluted weighted average shares	33,074,033	31,430,522	32,278,127	30,172,563
GAAP - diluted net income per share	$0.53	$0.18	$1.57	$0.85
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.15	0.08	0.43	0.25
Non-GAAP adjustment to two-class method diluted net income	—	—	—	—
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	—
Non-GAAP - diluted net income per share	$0.68	$0.26	$2.00	$1.10

The difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $129,215 and $63,113, for the three months ended January 31, 2015 and 2014, respectively. The difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $342,912 and $178,059, for the twelve months ended January 31, 2015 and 2014, respectively. The difference was due to the effect of stock-based compensation and the associated tax impact, recorded for GAAP purposes.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31,	January 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$170,291	$143,394
Marketable securities	37,703	—
Accounts receivable, net	40,180	18,837
Inventories	21,693	10,452
Restricted cash	8	3
Deferred tax assets, current	1,990	1,599
Prepaid expenses and other current assets	3,506	2,951

Total current assets	275,371	177,236
Property and equipment, net	3,075	3,018
Deferred tax assets, non-current	3,936	1,134
Other assets	1,902	1,919

Total assets	$284,284	$183,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	21,036	8,321
Accrued liabilities	18,699	11,705
Income taxes payable	748	545
Deferred tax liabilities, current	92	—
Deferred revenue, current	4,907	4,831

Total current liabilities	45,482	25,402
Deferred revenue, non-current	198	—
Other long-term liabilities	1,393	1,544

Total liabilities	47,073	26,946

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	14	13
Additional paid-in capital	140,564	110,285
Accumulated other comprehensive income (loss)	(1)	—
Retained earnings	96,634	46,063

Total shareholders’ equity	237,211	156,361

Total liabilities and shareholders’ equity	$284,284	$183,307